UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2021

(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification Number)

1015 Third Avenue,
Seattle, Washington	(206) 674-3400	98104
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of Expeditors International of Washington, Inc. (the “Company”) held on May 4, 2021, the shareholders of the Company: (1) elected each of the eight director nominees set forth below; (2) approved an advisory vote on the compensation of the Company's Named Executive Officers; and (3) ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	Election of the following eight directors, each to serve until the next Annual Meeting or until the election or qualification of his or her successor:

	Number of Shares
	Voted For	Voted Against	Abstain	Broker Non-Votes
Robert R. Wright	135,281,201	4,183,168	433,001	10,398,115
Glenn M. Alger	136,395,900	3,285,486	215,984	10,398,115
Robert P. Carlile	137,376,328	2,233,963	287,079	10,398,115
James M. Dubois	138,324,325	1,341,956	231,089	10,398,115
Mark A. Emmert	125,640,569	13,999,168	257,633	10,398,115
Diane H. Gulyas	133,890,793	5,758,326	248,251	10,398,115
Jeffrey S. Musser	136,889,288	2,813,302	194,780	10,398,115
Liane J. Pelletier	124,935,048	14,752,278	210,044	10,398,115

(2)    Advisory vote to approve Named Executive Officer compensation:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
127,911,045	11,699,168	287,157	10,398,115

(3)    Ratification of independent registered public accounting firm for the year ending December 31, 2021:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
141,524,390	8,590,380	180,715	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

May 5, 2021	/s/ JEFFREY F. DICKERMAN
Jeffrey F. Dickerman, Senior Vice President, General Counsel